INTIVA BioPharma Inc (NTVA) begins trading on the OTCQB Venture Market

Denver, Colorado, July 19, 2018 - INTIVA BioPharma Inc. (“INTIVA” or the “Company”) (OTCQB: NTVA) today announced today that its stock started trading on the OTCQB market with the symbol NTVA after a successful upgrading from the OTC Pink market.

Alain Bankier, the Company’s Interim CEO, said, “We are very pleased that OTC Markets has accepted our Company into the OTCQB Venture Market. This is a reflection of our ongoing objective to provide additional visibility and credibility to the investment community, as we continue to build INTIVA BioPharma to advance the science of cannabinoid-based and Food and Drug Administration (FDA)-compliant medicine.”

Investors can find current financial disclosure and Real-Time Level 2 quotes for this company on www.otcmarkets.com or on www.INTIVABioPharma.com

About INTIVA BioPharma Inc:

INTIVA BioPharma is a US-based pharmaceutical development company engaged in the formulation, development and commercialization of cannabinoid-based pharmaceuticals in accordance with U.S. Food and Drug Administration (“FDA”) pre-clinical and clinical pathways, to address a broad range of medical conditions and disorders.

INTIVA BioPharma’s drug development strategy consists of:

A.	The determination of medical conditions and disorders that could potentially benefit from cannabinoid-based formulations;

B.	Conducting “freedom to operate” investigations on these conditions;

C.	The preparation of patent applications and the prosecution of such application and/or the licensing of existing patents;

D.	Identifying the regulatory pathway with the FDA; and

E.	Proceeding with pre-clinical and clinical development activities in accordance with FDA protocols for submission to obtain approval for the particular product(s).

INTIVA BioPharma website: www.intivabiopharma.com.

About OTC Markets Group Inc.:

OTC Markets Group Inc. (OTCQX: OTCM) operates the OTCQX Best Market, the OTCQB Venture Market and the Pink Open Market for 10,000 U.S. and global securities. Through OTC Link ATS and OTC Link ECN, we connect a diverse network of broker-dealers that provide liquidity and execution services. OTC Markets enables investors to easily trade through the broker of their choice and empower companies to improve the quality of information available for investors.

INTIVA Disclosure Notice: This press release contains “forward-looking statements. For this purpose, any statements contained herein or which are otherwise made by or on behalf of INTIVA BioPharma that are not statements of historical facts may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Readers are cautioned that all forward-looking statements involve risk and uncertainties, which may cause results to differ materially from those, set forth in the statements. Such risks and uncertainties include, but are not limited to the following: the success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved; government regulation generally; competitive developments; the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing or issues relating to manufacturing capacity; commercial obstacles to the successful introduction of brand products generally; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement relating to product liability, patent protection, governmental investigations, and other legal proceedings; INTIVA BioPharma’s ability to acquire and protect patents and other intellectual property both domestically and internationally; the absence of certainty regarding the receipt of required regulatory approval or the timing or terms of such approvals; any changes in business, political and economic conditions; business interruption due to hurricanes or other events outside of INTIVA BioPharma’s control.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. INTIVA BioPharma undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.

Company Contact:

Mark Lubchenco

Director of Investor Relations

INTIVA BioPharma Inc.

303 495 7583

mlubchenco@intivabiopharma.com

www.INTIVABioPharma.com